    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997.

                                             REGISTRATION NO. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------


                              OUTDOOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                86-0736400
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                          2502 N. Black Canyon Highway
                             Phoenix, Arizona 85009
                                 (602) 246-9569
   (Address and telephone number of Registrant's principal executive offices)

                        OUTDOOR SYSTEMS, INC. 401(K) PLAN
                            (Full title of the Plan)

                                WILLIAM S. LEVINE
                              Chairman of the Board
                              Outdoor Systems, Inc.
                          2502 N. Black Canyon Highway
                             Phoenix, Arizona 85009
                     (Name and address of agent for service)

                                 (602) 246-9569
                     (Telephone number, including Area Code,
                              of Agent for Service)

                              --------------------

                          Copies of Communications to:
                            GABRIEL DUMITRESCU, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600

                              --------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
            TITLE OF SECURITIES             AMOUNT       PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
                   TO BE                     TO BE      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
               REGISTERED(1)              REGISTERED         SHARE(2)              PRICE(2)             FEE(2)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     200,000             $26.50            $5,300,000           $1,606.06
----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on October 21, 1997 as reported by the New York Stock Exchange.

                                     PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (1) Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-28256);

      (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (Commission File No. 0-28256);

      (3) Current Report on Form 8-K filed with the Commission on May 27, 1997 (Commission File No. 0-28256);

      (4) Current Report on Form 8-K filed with the Commission on June 4, 1997 (Commission File No. 0-28256);

      (5) Current Report on Form 8-K filed with the Commission on June 18, 1997 (Commission File No. 0-28256);

      (6) Current Report on Form 8-K filed with the Commission on August 29, 1997 (Commission File No. 1-13275);

      (7) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 15, 1997 (Reg. No. 1-13275).

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "Delaware Law") and Article VIII of the Amended and Restated Articles of Incorporation of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity.

      Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) or any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Company's Amended and Restated Bylaws, as amended (the "Bylaws") provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the

Certificate of Incorporation, Bylaws, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed the Securities Act will be governed by the final adjudication of such issue.

      The Company maintains directors' and officers' liability insurance.

ITEM 8.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                                   Description
------                                   -----------
3.1              Fourth Amended and Restated Certificate of Incorporation.
                 [Incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on June 4, 1997 (File No. 0-28256).]

3.2 Amended and Restated Bylaws. [Incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-1582).]

5.1 The registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1             Consent of Deloitte & Touche LLP.

24.1             Power of Attorney (see signature page to this Registration
                 Statement).

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 20, 1997.

                                          OUTDOOR SYSTEMS, INC.



                                          By:   /s/ William S. Levine
                                              ----------------------------------
                                                William S. Levine
                                                Chairman of the Board




                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints WILLIAM S. LEVINE and BILL M. BEVERAGE, and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      TITLE                      DATE
          ---------                      -----                      ----

/s/ Arturo R. Moreno              President (Principal        October 20, 1997
------------------------------
Arturo R. Moreno                  Executive Officer) and
                                  Director



/s/ William S. Levine             Chairman of the Board       October 20, 1997
------------------------------
William S. Levine                 and Director


/s/ Bill M. Beverage              Secretary, Treasurer        October 20, 1997
------------------------------
Bill M. Beverage                  and Chief Financial
                                  Officer (Principal
                                  Accounting and
                                  Financial Officer)


/s/ Brian J. O'Connor             Director                    October 20, 1997
------------------------------
Brian J. O'Connor


/s/ Stephen F. Butterfield        Director                    October 20, 1997
------------------------------
Stephen F. Butterfield

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Trustee of the Outdoor Systems, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 20, 1997.




                                    OUTDOOR SYSTEMS, INC. 401(K) PLAN

                                    By:  Outdoor Systems, Inc.,
                                            Plan Administrator


                                    By: /s/ William S. Levine
                                        ---------------------
                                    Name:  William S. Levine
                                           -----------------
                                    Title: Chairman of the Board
                                           ---------------------

                                  EXHIBIT INDEX



Exhibit
Number                                   Description
------                                   -----------

3.1              Fourth Amended and Restated Certificate of Incorporation.
                 [Incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed on June 4, 1997 (File No. 0-28256).]

3.2 Amended and Restated Bylaws. [Incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-1582).]

5.1 The registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1             Consent of Deloitte & Touche LLP.

24.1             Power of Attorney (see signature page to this Registration
                 Statement).